Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Jonathan R. Potter
Senior Director, Corporate Communications	(212) 453-2406
(781) 860-8533	potterj@fleishman.com
eileen.mcintyre@cubist.com

FDA APPROVES EXPANDED LABEL FOR IV ANTIBIOTIC CUBICIN® TO ADD BLOODSTREAM INFECTIONS INCLUDING RIGHT-SIDED INFECTIVE ENDOCARDITIS CAUSED BY MSSA AND MRSA

Cubist Confirms 2006 Guidance for U.S. Net Product Revenues of $190-$205 Million

Lexington, MA, May 25, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced that the U.S. Food & Drug Administration (FDA) has approved the supplemental new drug application (sNDA) for CUBICIN® (daptomycin for injection) as once-a-day therapy at 6 mg/kg for the treatment of Staphylococcus aureus (S. aureus) bloodstream infections (bacteremia) including right-sided endocarditis caused by MSSA (methicillin-susceptible S. aureus) and MRSA (methicillin-resistant S. aureus). Cubist estimates that these infections account for 30,000 deaths in the U.S. alone each year. CUBICIN will be the only IV antibiotic approved for this indication based on the results of a prospective, randomized, controlled registration trial. Cubist will commence marketing of CUBICIN for the new indication immediately to acute care infectious disease doctors and specialists who treat S. aureus bloodstream infections. The full text of the expanded label will be available within a few days on the company’s corporate web site, www.cubist.com as well as on the CUBICIN web site, www.cubicin.com.

The FDA decision today follows the positive recommendations of the Anti-infective Drugs Advisory Committee, which at its March 6th meeting reviewed data from a landmark Phase 3 trial conducted by Cubist, a study of the efficacy and safety of CUBICIN at 6 mg /kg once-a-day as monotherapy vs. dual therapy standard of care therapy (semi synthetic penicillin plus initial gentamicin for infections caused by MSSA or vancomycin plus initial gentamicin for infections caused by MRSA) for the treatment of S. aureus bacteremia and endocarditis.

Mike Bonney, President and CEO of Cubist said, “I’m very proud of the team that conceived, conducted, and presented this historic study to the FDA. I am also thankful to the infectious disease experts and FDA scientists who worked with us, the investigators at 76 sites in the U.S. and Europe, and the patients who were treated as part of the clinical trial. The approval received today provides the clinicians who treat these complicated infections with an alternative therapy backed by prospectively collected, controlled, and comparative clinical data. Based on the expanded label approved today, we are very comfortable confirming our previously issued U.S. net product revenue guidance for 2006 of between $190 and $205 Million.”

Dr. Ralph Corey said, “Doctors who treat patients with bloodstream infections caused by S. aureus, particularly for infections caused by MRSA, need alternative therapies. The “Bad Bugs/No Drugs” initiative of the Infectious Disease Society of America has identified MRSA as one of six top priority, dangerous, drug resistant microbes. The FDA approval of CUBICIN today for the treatment of these complicated, and life threatening infections is good news.”   Dr. Corey is professor of Medicine and Infectious Disease at Duke University Medical Center and director of Infectious Disease at Duke Clinical

Research Institute. Dr. Corey chaired the Independent External Adjudication Committee (IEAC) which, blinded to therapy, assessed outcomes for all patients in the Phase 3 trial.

CUBICIN was originally approved on September 12, 2003, at 4 mg/kg intravenously once daily for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive organisms, including both susceptible and resistant strains of S. aureus (MSSA and MRSA respectively). In September of 2005, Cubist submitted to the FDA a sNDA for an expanded label. The file was accepted and given Priority Review designation by the FDA on November 25th, followed by an FDA Approvable Letter on March 24th. The results of the Phase 3 trial on which the sNDA is based were presented at the Interscience Conference on Antimicrobial Agents and Chemotherapy in December, 2005. The trial results showed that, for the treatment of S. aureus bacteremia and endocarditis, CUBICIN at 6 mg/kg intravenously once daily met both primary end points for non-inferiority vs. comparator consisting of dual therapy (semi synthetic penicillin plus initial gentamicin for infections caused by MSSA or vancomycin plus initial gentamicin for infections caused by MRSA.)   For full prescribing information, visit www.cubicin.com.

U.S. Patent No. 6,468,967 provides U.S. market exclusivity for the once-daily administration of CUBICIN until 2019.

About CUBICIN® (daptomycin for injection)

CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. for the following infections:

Complicated skin and skin structure infections caused by susceptible strains of the following Gram-positive microorganisms: S. aureus (including methicillin-resistant strains), Streptococcus pyogenes, S. agalactiae, S. dysgalactiae subsp equisimilis and Enterococcus faecalis (vancomycin-susceptible strains only). S. aureus bloodstream infections (bacteremia), including those with right-sided infective endocarditis, caused by methicillin-susceptible and methicillin-resistant S. aureus. CUBICIN is not indicated for the treatment of pneumonia. Patients with persisting or relapsing S. aureus infection or poor clinical response should have repeat blood cultures. If a culture is positive for S. aureus, MIC susceptibility testing of the isolate should be performed using a standardized procedure, as well as diagnostic evaluation to rule out sequestered foci of infection. Most adverse events reported in clinical trials were mild to moderate in intensity. The most common were anemia, constipation, diarrhea, nausea, vomiting, injection site reactions, and headache. For full prescribing information, visit www.cubicin.com.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides. The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B™ and our natural products screening program. Cubist is headquartered in Lexington, MA. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by physicians, patients, and the medical community and the availability of reimbursement from third-party payors, including governments, private insurance plans and managed care providers; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover, in-license, or acquire drug candidates and develop and achieve commercial success for drug candidates; (xiv) our ability to integrate successfully the operations of any business we may acquire and the potential  impact of any future acquisition on our financial results;  and (xv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.